UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/21/2009

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50931

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12345 W. Alameda Parkway
Lakewood, CO 80228
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

5554 S. Prince St.
Suite 200
Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 14, 2009, Aurelio Resource Corp. ("Aurelio") completed an Exploration Permit With Option To Purchase Agreement with JKR Gold Resources, Inc. ("JKR Gold"), a private Canadian mineral exploration company, for the Safford Canyon, Crescent Valley North (CVN), Indian Creek and Robinson Creek gold / silver projects in Nevada.

Terms of the Purchase Option Agreement

The transaction provides JKR Gold with the exclusive option to acquire 100% of Aurelio's rights and interests in the Indian Creek, Robinson Creek, Crescent Valley North (CVN) and Safford Canyon projects (totaling 395 unpatented mining claims) in exchange for:

(1)    paying Aurelio $100,000 cash (paid on September 17, 2009), and an additional $100,000 on or before August 31, 2010 (JKR Gold has also reimbursed Aurelio an additional $16,657 for certain BLM and county filing / assessment fees paid by Aurelio prior to closing for certain claims on each of the projects);

(2)        issue to Aurelio 600,000 common shares of JKR Gold (received on September 16, 2009);

(3)        complete $1,500,000 of exploration work on the projects prior to August 31, 2012; and,

(4)        JKR Gold will assume all BLM and county land maintenance costs, as well as the underlying lease payments for each of the projects.

Upon completion of the work commitment and receipt of the final cash payment, Aurelio will transfer title to the four projects to JKR Gold, and retain a 1% NSR production royalty on each of the projects.

No finders fees or commissions were paid by Aurelio in conjunction with this transaction.

Item 9.01.    Financial Statements and Exhibits

Exploration Permit with Option to Purchase Agreement dated Sept 14, 2009

News Release #09-12 dated Sept 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: September 17, 2009	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President and CEO

EXHIBIT INDEX

Exhibit No.	Description
EX-10.33	Exploration Permit with Option to Purchase Agreement dated Sept 14, 2009